UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_____________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported)	February 29, 2012

Marsh & McLennan Companies, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	1-5998	36-2668272
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1166 Avenue of the Americas, New York, NY	10036
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code	(212) 345-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

o	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

o	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

o	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

o	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b)  On February 29, 2012, Vanessa A. Wittman, Executive Vice President & Chief Financial Officer (and principal financial officer) of Marsh & McLennan Companies, Inc. (the “Company”) notified the Company that she was resigning in order to accept a senior role at Google.  Ms. Wittman will assist the Company in the transition of her responsibilities.  Ms. Wittman joined the Company as Executive Vice President & Chief Financial Officer in September 2008.

Effective upon Ms. Wittman's departure in late March, J. Michael Bischoff, the Company's Vice President, Corporate Finance, will assume the role of principal financial officer on an interim basis until such time as a new principal financial officer is appointed.  Mr. Bischoff has held a number of senior financial management positions with Marsh & McLennan Companies since joining the Company in 1982.  In his current role, Mr. Bischoff is responsible for leading and directing the Company's Corporate Development, Mergers & Acquisitions, Treasury and Investor Relations functions. His prior experience was with the Board of Governors of the Federal Reserve System.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MARSH & McLENNAN COMPANIES, INC.

By:	/s/ Luciana Fato
Name:	Luciana Fato
Title:	Deputy General Counsel &
Corporate Secretary

Date:    March 5, 2012